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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)  February 14, 2000
                                                  -----------------


                              SONIC FOUNDRY, INC.
                              -------------------
            (Exact name of registrant as specified in its charter)


               MARYLAND                     1-14007             39-1783372
    -------------------------------       -----------       -------------------
    (State or other jurisdiction of       (Commission        (I.R.S. Employer
     incorporation or organization)       File Number)      Identification No.)


                   754 Williamson Street, Madison, WI 53703
                   ----------------------------------------
                   (Address of principal executive offices)

                                 (608)256-3133
                                 -------------
                          (Issuer's telephone number)
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Item 1.         Changes in Control of Registrant

                None


Item 2.         Acquisition or Disposition of Assets

                None


Item 3.         Bankruptcy or Receivership

                None


Item 4.         Changes in Registrant's Certifying Accountant

                None


Item 5.         Other Events

                On February 14, 2000 the Company announced it raised $24 million in a private financing of restricted common stock to a group of institutional investors. C.E. Unterberg, Towbin acted as placement agent in the transaction. The proceeds from the financing will be used primarily for operational and research and development expenses associated with the expansion of its media services division, and for working capital and general corporate purposes.

Item 6.         Resignations of Registrant's Directors

                None


Item 7.(a),(b)  Financial Statements

                None
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Item 7(c)  EXHIBIT LIST

NUMBER                                    DESCRIPTION
------      -------------------------------------------------------------------.

10.19 Subscription Agreement dated February 8, 2000 between Subscribers and the Registrant
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Sonic Foundry, Inc.
                              -------------------
                                 (Registrant)


February 14, 2000                            By:  /s/ Kenneth A. Minor
                                                  --------------------
                                                  Kenneth A. Minor
                                                  Chief Financial Officer